AMENDMENT NO. 2
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

         This Amendment No. 2 to Registration Rights Agreement (this "Amendment No. 2") is made and entered into as of the 4th day of October 1999, by and among the following persons:

          1.   Microsoft Corporation ("Microsoft");

          2. Telewest Communications plc (formerly known as Telewest plc) ("Telewest");

          3. Liberty UK, Inc. (formerly named United Artists Programming - Europe , Inc.) (the "Liberty Media Affiliate"); and

          4. MediaOne UK Cable, Inc. (formerly known as U S WEST UK Cable, Inc.) and MediaOne Cable Partnership Holdings, Inc. (formerly known as U S WEST Cable Partnership Holdings, Inc.) (collectively, the "MediaOne Affiliates").

                                    RECITALS

         WHEREAS,  Telewest,  the  Liberty  Media  Affiliate  and  the  MediaOne
Affiliates are parties to a Registration Rights Agreement, dated October 3, 1995, as amended pursuant to Amendment No. 1 thereto dated as of June 29, 1998 (the "Registration Rights Agreement");

         WHEREAS, Microsoft, MediaOne Group, Inc. ("MediaOne"), MediaOne International Holdings, Inc. and the MediaOne Affiliates are parties to that certain agreement dated October 4, 1999 (the "Merger Agreement") pursuant to which Microsoft has conditionally agreed to acquire via mergers the MediaOne Affiliates, and MediaOne has conditionally agreed to such mergers, upon the terms and conditions set forth therein;

         WHEREAS, prior to Microsoft's acquisition via mergers of the MediaOne Affiliates, Telewest proposes to offer ordinary shares of 10 pence each ("Telewest Ordinary Shares") at a price of 213 pence per share by way of rights to qualifying shareholders, including the Liberty Media Affiliate and the MediaOne Affiliates (the "Rights Issue");

         WHEREAS, pursuant to a subscription agreement (the "Subscription Agreement"), dated October 4, 1999, Microsoft has irrevocably undertaken to subscribe for such number of Telewest Ordinary Shares as represent the MediaOne Affiliates' full entitlements under the Rights Issue, Liberty Media International, Inc. has irrevocably undertaken to procure the subscription by the Liberty Media Affiliate of such number of Telewest Ordinary Shares as represent its full entitlement under the Rights Issue, and Microsoft and Liberty Media International, Inc. have undertaken to subscribe (or to procure subscription) to any further Telewest Ordinary Shares (in proportions and in the manner detailed in the Subscription Agreement) not otherwise subscribed to in the Rights Issue;

         WHEREAS, Telewest and the MediaOne Affiliates have agreed that some of the MediaOne Affiliates' interest in Telewest should be redesignated as limited voting shares ("Limited Voting Shares") prior to Microsoft's acquisition via mergers of the MediaOne Affiliates;

         WHEREAS,  the  parties  hereto  wish to amend the  Registration  Rights
Agreement to provide that Microsoft and any affiliate thereof that holds Registrable Securities will constitute an "Investor" thereunder and, accordingly, will be entitled to the rights (including registration rights in respect of the Telewest Ordinary Shares and Limited Voting Shares subscribed to pursuant to the Rights Issue), and be subject to the obligations, of an Investor thereunder;

         NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          5. Amendment. The Registration Rights Agreement shall be amended as follows:

          a. the term "Registrable Securities" will include (i) the Telewest Ordinary Shares and Telewest Ordinary Shares issuable upon conversion of the Limited Voting Shares acquired by Microsoft or any affiliate thereof upon the consummation of its or its affiliates' acquisition via mergers of the MediaOne Affiliates,
               (ii) the Telewest Ordinary Shares and Telewest Ordinary Shares issuable upon conversion of the Limited Voting Shares subscribed to by the Liberty Media Affiliate or by Microsoft or any of its affiliates pursuant to the Rights Issue and (iii) any other Telewest Ordinary Shares or Telewest Ordinary Shares issuable upon conversion of Limited Voting Shares issued to, or otherwise acquired by, Microsoft or by the Liberty Media Affiliate at any time (including any securities issued by Telewest in exchange for, or in respect or upon conversion of, any such Telewest Ordinary Shares or Limited Voting Shares, whether upon a share dividend, share split, scrip issue, bonus issue, reclassification or otherwise);

          b. upon the earlier of (a) consummation of Microsoft's or its affiliates' acquisition via mergers of the MediaOne Affiliates pursuant to the Merger Agreement and (b) the purchase by
               Microsoft  or any  of its  affiliates  of any  Telewest  Ordinary
               Shares or Limited  Voting  Shares  subscribed  to pursuant to the
               Rights Issue, Microsoft and any affiliate thereof that holds Registrable Securities will constitute an "Investor" as defined in the Registration Rights Agreement and will have the rights (including Piggy-Back Registration and Demand Registration rights (as such terms are defined in the Registration Rights Agreement)), and be subject to the obligations, of an Investor under the Registration Rights Agreement as of the date this Agreement becomes effective, provided that for purposes of exercising the registration rights granted hereunder Microsoft and any affiliate thereof that holds Registrable Securities shall be treated as one entity; and

          c. The Liberty Media Affiliates, Microsoft and any affiliate of Microsoft that holds Limited Voting Shares will convert its Limited Voting Shares to Telewest Ordinary Shares prior to any sale to a third party to the extent it is permitted to do so unless such conversion causes a Debenture Change of Control (as defined in the articles of association of Telewest). To the extent any such third party transferee acquires Limited Voting Shares, the Liberty Media Affiliate, Microsoft or such affiliate of Microsoft may, notwithstanding any other provision of this agreement, assign to such transferee all or part of its registration rights with respect to the Telewest Ordinary Shares issuable upon conversion of such Limited Voting Shares, provided that the aggregate number of demand and piggyback registration rights held by the Liberty Media Affiliate or Microsoft and its affiliates (as the case may be) and such transferee does not exceed the number held by the Liberty Media Affiliate or Microsoft (as the case may be) and its affiliates immediately prior to such transfer.

          6. Effectiveness. This Amendment No. 2 shall become effective upon the earlier of (a) the consummation of Microsoft's or its affiliates' acquisition via mergers of the MediaOne Affiliates pursuant to the Merger Agreement and (b) the purchase by

               Microsoft  or any  of its  affiliates  of any  Telewest  Ordinary
               Shares or Limited Voting Shares subscribed to pursuant to the Rights Issue.

          7. Governing Law. This Amendment No. 2 shall be governed by Delaware law, and interpreted in accordance with the laws of Delaware, without reference to its conflicts of laws principles.

          8. Superseding Effect. This Amendment No. 2, together with the Registration Rights Agreement, supersedes all prior agreements among the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 as of the date first above written.



                                       MICROSOFT CORPORATION

                                       By:  /s/Greg Maffei
                                          -----------------------------
                                       Name:  Greg Maffei
                                       Title: Chief Financial Officer


                                       TELEWEST COMMUNICATIONS PLC

                                       By:  /s/ Victoria Hull
                                          -----------------------------
                                       Name:  Victoria Hull
                                       Title: Company Secretary


                                       LIBERTY UK, INC.

                                       By:  /s/ Miranda Curtis
                                          -----------------------------
                                       Name:  Miranda Curtis
                                       Title: President


                                       MEDIAONE UK CABLE, INC.

                                       By:  /s/ Gary Ames
                                          -----------------------------
                                       Name:  Gary Ames
                                       Title: Attorney-in-Fact


                                       MEDIAONE CABLE PARTNERSHIP
                                       HOLDINGS, INC.

                                       By:  /s/ Gary Ames
                                          -----------------------------
                                       Name:  Gary Ames
                                       Title: Attorney-in-Fact